EXHIBIT 10.9

                                      LEASE


        This lease ("Lease") is entered into as of November 15, 1996 between Western Atlas Inc., a Delaware corporation ("Landlord"), with offices at 360 North Crescent Drive, Beverly Hills, CA 90210, and HK Systems, Inc., a Wisconsin corporation ("Tenant"), with offices located at 2855 South James Drive, New Berlin, Wisconsin 53151.

        By this Lease, Landlord herewith leases to Tenant and Tenant hires and takes from Landlord the improvements, including a building containing approximately 157,144 square feet (the "Building") and land located at 2100 Litton Lane, Hebron, KY 41048 and further described and outlined in yellow on Exhibit A attached hereto and made a part hereof (collectively, the Building and land shall be referred to as the "Premises"). In addition to the Premises Tenant is granted a twenty foot wide easement upon the property South of and adjacent to the Southerly boundary of the Premises for ingress and egress; and the Premises shall be subject to a twenty foot easement North of and adjacent to the Southerly boundary of the Premises for egress and ingress to the property South of the Premises.

   SECTION 1: TERM

        SECTION 1.01. The term of this Lease ("Lease Term") shall be for two hundred forty (240) months commencing on November 15, 1996 and ending on October 31, 2016.

   SECTION 2:     RENT

        SECTION 2.01. During the Lease Term the fixed rent ("Fixed Rent") for the Premises payable to Landlord shall be as follows:

        Lease             Annual Rent        Total               Monthly
         Year          Per Square Foot     Annual Rent         Installment
        1                   $3.25          $510,718.00         $42,560.00
        2                   $3.38          $531,146.75         $44,262.00
        3                   $3.50          $550,004.00         $45,834.00
        4-20                $3.50 subject to CPI adjustments pursuant to
                                 Section 2.04 below

   Monthly rent installments shall commence on November 15, 1996, and shall thereafter be due and payable on the first day of each month thereafter through October 31, 2016. Fixed Rent for partial months at the beginning or the end of the Lease Term shall be adjusted pro rata on a per diem basis.

        SECTION 2.02. Tenant shall pay and discharge as additional rent ("Additional Rent"), all other amounts, liabilities and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease. In the event of any failure of Tenant to pay or discharge Additional Rent within applicable grace periods, Landlord shall have all rights and remedies provided herein or by law in the case of nonpayment of any Fixed Rent.

        SECTION 2.03. Tenant hereby acknowledges that late payment by Tenant to Landlord of Fixed Rent and/or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult or impractical to ascertain. Such costs include, but are not limited to, processing and accounting charges, lost interest and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Fixed Rent and/or Additional Rent from Tenant is received by Landlord or Landlord's designee within five (5) days after such amount shall be due and within applicable grace periods, Tenant shall pay to Landlord a late charge equal to the lesser of seven percent (7%) of such overdue amount or the maximum permitted by law. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

        SECTION 2.04. The rent described in Section 2.01 hereof shall be adjusted commencing January 1, 2000 and continuing thereafter on the first day of January of each year during the Term of this Lease or any extension thereof rent shall be subject to increase at the same percentage of increase in the Consumer Price Index (all items) for the immediate preceding calendar year published by the U.S. Department of Labor, Bureau of Labor Statistics. If the index is changed the index shall be converted in accordance with the conversion factor published by the U.S. Department of Labor, Bureau of Labor Statistics. If the index is discontinued during the Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been obtained had the index not been discontinued. In no event shall rent decrease.

   SECTION 3: QUIET ENJOYMENT

        SECTION 3.01. Landlord warrants to Tenant that it is the fee owner of the Property containing Premises and has the authority to grant Tenant the conditional right of quiet enjoyment in Section 3.02 hereof.

        SECTION 3.02. If Tenant shall keep all the covenants and agreements required by it to be kept by this Lease within applicable grace periods, neither Landlord nor anyone claiming through Landlord will interfere with the peaceful and quiet occupation and enjoyment of the Premises by Tenant.

   SECTION 4: USE OF THE PREMISES

        SECTION 4.01. Tenant shall use the Premises solely for any lawful purpose.

        SECTION 4.02. Tenant will not permit any unlawful occupation or business to be conducted on the Premises, nor will Tenant permit anything to be done on the Premises which would violate any certificate of occupancy or violate any zoning ordinance affecting the same, cause structural injury to the improvements on the Premises, or constitute a public or private nuisance. Tenant shall not be responsible for any violations occurring on or against the Premises which commenced prior to the date of this Lease.

   SECTION 5: NET LEASE

        SECTION 5.01. This Lease is a net Lease, and all sums payable under this Lease to or on behalf of Landlord shall be paid without set-off or deduction, except as otherwise set forth in this Lease. The Fixed Rent and Additional Rent payable hereunder shall be net to Landlord so that this Lease shall yield to Landlord the rentals specified during the Lease Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises shall be paid by Tenant, except as otherwise set forth in this Lease.

        SECTION 5.02. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof. The obligations of Tenant are separate and independent covenants. The Fixed Rent and Additional Rent hereunder shall continue to be payable in all events and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be terminated pursuant to an express provision of this Lease.

   SECTION 6: PAYMENT OF TAXES, ASSESSMENTS AND OTHER CHARGES

        SECTION 6.01. Tenant will pay to the persons charged with the collection thereof prior to the date that the same are due but before any penalty or interest is imposed thereon because of nonpayment, all taxes or portions thereof which are imposed and accrue, all ad valorem real property assessments (including assessments for benefits from public improvements), levies, costs, penalties and charges, (all the foregoing being termed "Impositions"), which, during the Term of this Lease, are levied, assessed, or imposed and accrue upon the Premises, the use or occupation thereof, or improvements thereon, additions or alterations thereto, the personal property thereof, or upon the Fixed Rent, the Additional Rent or the leasehold estate hereby created. So long as the Premises are assessed as part of a larger tax parcel Landlord and Tenant shall in good faith equitably apportion the total assessments of land and improvements proportionately and Tenant's taxes shall be the Premises proportionate share of taxes applicable to the entire tax parcel. At such time as the Premises may become a separate tax parcel Tenant's taxes shall be all taxes assessed upon the Premises. Landlord shall promptly forward the applicable tax bills to Tenant upon Landlord's receipt thereof. If during any Term of this Lease the methods of taxation shall be altered as to cause the Impositions which are now payable by Tenant under this
   Section 6.01 to be imposed on the rents received from the Premises imposed upon Landlord, then all such Impositions shall be discharged by Tenant.

        SECTION 6.02. Any Imposition which may be payable in installments may be paid in that manner if paid by the date fixed for the payment, with Tenant only responsible for such installments or portions of such assessment which fall due during the Lease Term.

        SECTION 6.03. If Tenant in good faith desires to contest any Imposition, Tenant shall notify Landlord of its intention to do so and may then defer such payment, provided that prior to the date such payment is due and payable such security as may be requested by Landlord based on Tenant's then current net worth shall be furnished by Tenant to ensure such payment, and to prevent any sale or forfeiture of the Premises by reason of such deferred payment. During any such contest Tenant will prevent any divesting of Landlord's interest in the Premises by reason of such contest. Tenant agrees to promptly prosecute such contest to a final conclusion; to save Landlord harmless from and against all judgments and costs (including all attorneys' fees and expenses) in connection therewith; and to promptly, after the final determination of such contest, fully discharge the amounts which are determined to be payable therein, together with all penalties, fines, interest, costs and expenses resulting therefrom. Landlord hereby authorizes Tenant to engage in any such contest in the name of Landlord, and Landlord agrees to cooperate with Tenant, at Tenant's sole cost and expense, in any such contest.

   SECTION 7: LIENS AND ENCUMBRANCES

        SECTION 7.01. Tenant will not create or permit to be created, and will discharge or bond at its sole cost and expense, all liens (including the liens of mechanics, laborers or materialmen), encumbrances and other charges upon the Premises, or upon the rents payable hereunder, or upon Tenant's leasehold interest in the Premises (other than permitted by Section 7.03 hereof), except such liens, encumbrances or charges placed upon the Premises by the act of Landlord.

        SECTION 7.02. If any such lien, encumbrance or charge is filed or asserted against the Premises, upon the Fixed Rent, or upon Tenant's leasehold interest, Tenant shall cause the same to be discharged or bonded within fifteen (15) days after actual notice thereof.

        SECTION 7.03. The Tenant may mortgage or otherwise encumber its estate created by this Lease but shall not encumber the rent and the Premises and any such encumbrance shall be subordinate to any mortgage on the property containing the Premises whether existing now or in the future.

        SECTION 7.04. Tenant may, in good faith by appropriate legal proceedings, contest any claimed lien or encumbrance. Such contest shall be made in the manner and subject to all the terms and conditions set forth in Section 6 hereof.

   SECTION 8:     ASSIGNMENT AND SUBLETTING

        SECTION 8.01. Tenant may assign this Lease to an affiliate or subsidiary without Landlords prior consent and Tenant shall remain bound by the terms of the Lease. Other than to an affiliate or subsidiary this Lease may only be assigned or the Premises sublet by Tenant with Landlord's prior written consent which shall not be unreasonably withheld. Any assignment, subletting or transfer other than as permitted in Section
   7.03 (collectively, a "Transfer") made by Tenant in violation of this
   Section 8 shall be voidable at the sole option of Landlord. As a condition of Landlord's consent to any assignment or subletting by Tenant, Tenant shall continue to be bound by all the terms and conditions of this Lease.

        SECTION 8.02. For purposes of this Lease, a Transfer shall include any assignment by Tenant to a party other than a subsidiary or affiliate of Tenant; any sale or transfer of most or all of the assets of Tenant at the Premises to a party other than a subsidiary or affiliate of Tenant; the occupancy of the Premises by any entity other than Tenant or a subsidiary or affiliate of Tenant; and/or any other transfer, sale or disposition by Tenant. In the event Tenant assigns this Lease or subleases the Premises to a subsidiary or affiliate of Tenant, Tenant shall provide written notice thereof to Landlord prior to the effective date of such assignment or sublease and, in the case of an assignment, Landlord, Tenant and the assignee shall execute an assignment document in substantially the form required under Section 8.04(ii) hereof. An affiliate of Tenant includes a successor, merger or the intra-corporate or other restructuring of Tenant so long as either: the financial standing and condition of the surviving entity is equal to or greater than that of Tenant, or the predecessor Tenant is still in existence and its financial standing and condition are not materially lessened.

        SECTION 8.03. (i) In the event that, at any time or from time prior to or during the Term, Tenant desires to Transfer this Lease in whole or in part, whether by operation of law or otherwise, Tenant shall submit to Landlord for its consideration (a) in writing, the name and address of the proposed subtenant or assignee, a reasonably detailed statement of the proposed subtenant's or assignee's business and reasonably detailed financial references and information concerning the financial condition of the proposed subtenant or assignee, and (b) if a subletting a description of the area of the Premises to be sublet. Tenant agrees to pay Landlord, as Additional Rent, all costs incurred by Landlord in connection with any actual or proposed Transfer, including, without limitation, the reasonable costs of making investigations as to the acceptability of a proposed subtenant or assignee and reasonable legal costs incurred in connection with any requested consent.

             (ii) Landlord's consent to an assignment of this Lease shall be effective upon the execution by Tenant, the assignee, and Landlord of an assignment document in form reasonably acceptable to the Landlord in which the assignee shall agree to assume, observe, perform, and be bound by, all of Tenant's obligations under this Lease and Tenant shall agree to remain primarily liable for such obligations.

        Any given consent by Landlord to a subletting of all or a portion of the Premises shall be deemed to have been given only upon the delivery by Landlord to Tenant of a consent document prepared and executed by Landlord expressly consenting to such subletting.

   SECTION 9: INSURANCE

        SECTION 9.01. All insurance provided for in this Section 9 shall be effected by Tenant, at its sole cost and expense, under policies issued by financial responsible insurers licensed to do business in Kentucky rated at least B+ 10 or equivalent rating, as set forth in the most current issue of "Best Insurance Guide."

        SECTION 9.02. Tenant shall keep the Premises and the personalty, equipment, fixtures, trade fixtures and machinery therein insured against loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage and such other risks as are or shall customarily be insured against with respect to property that is similar to the Premises, including rent loss insurance, in amounts sufficient to prevent Tenant or Landlord from becoming a coinsurer of any loss, but in no event not less than 100% of the full insurable value of the Premises. "Full insurable value" means actual replacement value.

        SECTION 9.03. Tenant shall maintain sprinkler leakage insurance in amounts sufficient to prevent Landlord or Tenant from being a coinsurer of any loss.

        SECTION 9.04. Tenant shall maintain boiler and pressure vessel (including pressure pipes) explosion insurance in an amount at least equal to $5,000,000.00 with respect to all boilers, pressure vessels and pressure pipes located on the Premises under a policy which shall not contain any provision making Landlord or Tenant a coinsurer of any loss.

        SECTION 9.05. Tenant shall maintain general public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and the adjoining streets, sidewalks and passageways, such insurance to afford protection of not less than $2,000,000.00 with respect to bodily injury or death to any one person, not less than $5,000,000.00 with respect to any one accident, and not less than $5,000,000.00 with respect to property damage. Policies for such insurance shall be for the mutual benefit of Landlord and Tenant.

        SECTION 9.06. All policies of insurance required by this Section 9 shall insure Landlord and Tenant as their respective interests may appear, and certificates of insurance shall be filed with Landlord. All policies shall contain an undertaking that such policies shall not be canceled or have their coverage materially altered without thirty (30) days prior written notice to Landlord. At least thirty (30) days prior to the expiration dates of the policies, renewal certificates of insurance from the insurers shall be deposited with the Landlord.

        SECTION 9.07. If the Premises is encumbered by a mortgage, indenture or deed of trust ("Mortgage"), every such insurance policy (other than liability insurance policies) shall bear a standard first mortgage endorsement in favor of the mortgagee of Landlord's interest in the Premises, or the trustee under a mortgage or deed of trust of such interest (such mortgagee or trustee being referred to herein as a "Mortgagee"), and any loss under such policy shall be made payable to the Mortgagee. Any recoveries under any such policy shall be applied by the Mortgagee as provided in any such mortgage. Every such policy carried by Landlord or Tenant respecting casualty losses shall contain an agreement by the insurer that it waives all rights of subrogation against Tenant and Landlord, as the case may be; and that any loss thereunder shall be payable despite any act of negligence of Tenant or Landlord. Each party hereto waives any claim which arises in its favor against the other party during the Lease Term for any loss or damage to any of its property which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recovered under said insurance policies. Said waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to any insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers.

        SECTION 9.08. Landlord shall not be required to prosecute any claim or contest any insurance claim settlement. In such event, Tenant may prosecute such claim or contest such settlement in the name of Landlord, Tenant or both; and Landlord will join therein provided that Tenant shall bear all costs, liabilities and expenses in connection with such prosecution or contest.

   SECTION 10:     INDEMNIFICATION

        SECTION 10.01. Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from Tenant's use of the Premises or from the conduct of Tenant's business or from any activity, work or things done in or about the Premises or, suffered or permitted by Tenant in or about the Premises or elsewhere (except if caused by negligence or willful act of Landlord), and shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from negligence of Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, experts' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, shall defend the same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration hereunder to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause (except negligence or willful act of Landlord and other matters that are Landlord's responsibility under this Lease), and Tenant hereby waives all claims in respect thereof against Landlord.

        SECTION 10.02.  Notwithstanding anything to the contrary in this
   Section 10 Tenant does not indemnify Landlord against any claim for acts, conditions or matters occurring or arising prior to the date of this Lease and for any acts or negligence of Landlord.

   SECTION 11:     LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS

        SECTION 11.01.  If Tenant fails to pay any Imposition pursuant to
   Section 6, any Additional Rent, including but not limited to the payment of or to make any other payment or perform any act on its part to be made or performed as provided in this Lease, Landlord may, without notice to Tenant and without releasing Tenant from any obligation in this Lease, pay any such Imposition, effect any such insurance coverage and pay premiums therefor, and made any such other payment or perform any such other act of Tenant in this Lease. In exercising such rights, Landlord may pay all necessary and incidental costs and expenses, including attorneys' fees. All sums paid by Landlord pursuant to this Section 11, together with interest at the lesser of the maximum rate permitted by law or 2% over the prime rate of Wells Fargo Bank, NA, San Francisco, California from the date of such payment, shall be repaid by Tenant to Landlord on demand. Landlord shall have the same rights and remedies in the event of the nonpayment or late payment thereof by Tenant as in the case of default in the payment of Fixed Rent. Landlord shall not commence any action under this Section 11.01 until any applicable grace period expires unless such a delay by Landlord will increase the risk of Landlord.

   SECTION 12:    REPAIR AND MAINTENANCE OF THE PREMISES

        SECTION 12.01. Except as set forth in this Lease, Landlord shall not be required to rebuild any improvements on the Premises or make any repairs, replacements or renewals of any nature to the improvements on the Premises, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure in connection with this Lease or to maintain the Premises in any way. Except as set forth in this Lease, Tenant assumes the sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises.

        SECTION 12.02. Except for matters that are Landlord's responsibility under this Lease, Tenant will, at its sole cost and expense, take good care of the Premises and the equipment, fixtures and machinery thereon or used in connection therewith, and keep the same in good order and condition except for ordinary wear and tear, and make all necessary repairs to the Premises, interior and exterior, ordinary and extraordinary, foreseen and unforeseen. The term "repairs" includes replacements or renewals when necessary; pest control; replacements of the roof and HVAC system, necessary to maintain the Premises in first class condition, such work to be performed pursuant to plans and specifications approved by Landlord; and removal of trash and "Hazardous Materials" (hereafter defined), except for Hazardous Materials existing on the Premises on the date of this Lease other than chemicals used in the normal course of Tenant's business on and after the date of this Lease. All such repairs made by Tenant shall be equal in quality to the original work, and shall be accomplished in a good workmanlike manner in full compliance with applicable building, environmental, and safety laws. "Repairs" also includes alterations required to comply with governmental regulations and laws, including but not limited to laws requiring special signs, safety laws and laws requiring access for the handicapped including but not limited to, the Americans with Disabilities Act of 1990, 42 U.S.C. Section
   Section 12101-12213, excluding pre-existing violations.

        SECTION 12.03. Subject to Section 13.01, all repairs and replacements to the Premises shall become part of the realty and the property of Landlord.

        SECTION 12.04. The provisions set forth in Section 13 shall apply to repairs, maintenance and replacements done under this Section 12.

   SECTION 13:    PERSONAL PROPERTY, TRADE FIXTURES, ALTERATIONS AND
   ADDITIONS

        SECTION 13.01. Any personal property or trade fixtures (excluding property which is the property of Landlord pursuant to Section 12.03) installed on the Premises by Tenant, whether or not attached to the Premises, shall be removed by Tenant at the termination of this Lease or at any time prior thereto, and all such property shall remain the property of the Tenant. Tenant shall repair all damage caused by such removal and restore the Premises to good condition, reasonable wear and tear excepted. Any personal property and trade fixtures not removed by Tenant at the termination of this Lease shall, at Landlord's sole option become Landlord's property, or at Landlord's option, may be removed by Landlord at Tenant's expense.

        SECTION 13.02. Tenant shall not alter the exterior, structural, plumbing or main electrical elements of the Premises in any manner without the consent of Landlord, which consent shall not be unreasonably withheld or conditioned; provided, however, Tenant may undertake nonstructural alterations to the Premises costing less than $25,000 without Landlord's consent. If Landlord consents to the making of any such alterations, the same shall be made by Tenant at Tenant's sole expense by a licensed contractor and according to plans and specifications approved by Landlord and subject to such other conditions as Landlord shall require. Any work at any time commenced by Tenant on the Premises shall be prosecuted diligently to completion, shall be of good workmanship and materials and shall comply fully with all the terms of this Lease. Upon completion of any alterations, Tenant shall promptly provide Lessor with (i) evidence of full payment to all laborers and materialmen contributing to the alterations, (ii) an architect's certificate certifying the alterations to have been completed in conformity with the plans and specifications, (iii) a certificate of occupancy if required, and (iv) any other documents or information reasonably requested by Landlord. Lessee shall execute and file or record, as appropriate, a "Notice of Non-Responsibility," or any equivalent notice permitted under applicable law in the state where the Premises is located. Any addition to or alteration of the Premises shall be deemed a part of the Premises and belong to Landlord, and Tenant shall execute and deliver to Landlord such instruments as Landlord may require to evidence the ownership by Landlord of such addition or alteration. Landlord agrees that Tenant may enlarge the Building in accordance with the conditions of this Section 13.

        SECTION 13.03. As a condition to Landlord's consent, Tenant shall serve or post any notices necessary to hold Landlord harmless from liability arising out of work done on the Premises.

        SECTION 13.04. All alterations and improvements constructed pursuant to Section 12 and this Section 13 of this Lease shall become part of the Premises and the property of Landlord; provided however that by written notice given at the time Landlord gives its consent to the alterations (but not thereafter), Landlord may, at its option, require Tenant to remove such alterations and improvements and restore the Premises and repair any damage caused by such removal or applicable part thereof to the condition that existed before the alterations or improvements were installed.

        SECTION 13.05. Tenant may at Tenant's sole expense place signs upon the Premises, provided Landlord has approved the location and design of the proposed sign(s) such approval not to be unreasonably withheld. All of Tenant's signage shall comply with all codes, ordinances and regulations.

   SECTION 14:     INSPECTION OF THE PREMISES

        SECTION 14.01. Landlord and its authorized representatives may enter the Premises at reasonable times on prior notice (except in emergency) during usual business hours to inspect, or to prevent waste to the
   Premises.   Landlord may enter the Premises at any time in case of an
   emergency. Nothing herein shall imply a duty of Landlord to do any work that Tenant is required to perform, and the performance thereof by Landlord, after demand upon Tenant, shall not be a waiver of Tenant's default. During the progress of any work on the Premises, Landlord may keep and store thereon all necessary materials, tools and equipment. Landlord shall not be liable for inconvenience, loss of business or other damage to Tenant because of such work, and the obligations of Tenant under this Lease shall not thereby be affected in any manner whatsoever.

        SECTION 14.02. Landlord and its authorized representatives may enter the Premises at reasonable times on prior notice during usual business hours to show the same to prospective purchasers or lenders (and tenants during the final two [2] years of the Term) as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "for sale" signs; and Landlord may, at any time during the last year of the Lease Term, place on or about the Premises any ordinary "for lease" or "for sale" signs, and show the Premises to prospective tenants or purchasers.

   SECTION 15:    UTILITY CHARGES

        SECTION 15.01. Tenant will pay all charges for gas, fuel oil, water, steam, electricity, trash removal, trash separation, and recycling costs), sewerage, telephone, and other utilities used in connection with the Premises, and will indemnify Landlord from any liability on such account. Tenant shall, at its sole cost, procure, maintain and/or renew, as the case may be, all licenses and other authorizations required for the lawful installation and maintenance of wires, pipes, shafts, ducts, conduits, tubes and other equipment and appliances for use in supplying utility services upon the Premises, except for matters which are Landlord's responsibility in Sections 30 and 44 below.

        SECTION 15.02. Certain utility services are provided from lines located on Landlord's property beyond the premises and Tenant is given the right of access to repair and maintain such services. Tenant shall be responsible for the cost of any such maintenance and repair if the service is exclusive to Tenant; and if the service is shared with the adjacent property then Tenant shall be responsible for fifty percent (50%) (or equitable share, if the usage of the adjacent property is not equal) of the cost to maintain and repair the service unless the failure or damage to such service was caused by Tenant, its employees, contractors, vendors or visitors in which case Tenant shall be responsible for the total cost of such repair or maintenance.

        SECTION 15.03. Certain utility services shared by the Premises with the adjacent property are provided through a meter common to both properties. Tenant agrees that so long as it is the Tenant in the property adjacent to the Premises that it will pay all charges as a result of metered consumption. If Tenant ceases to be a Tenant of the adjacent property Landlord and Tenant shall in good faith allocate the charges for the respective utility services based on the percent of such services agreed to have been utilized by the Premises until the same are separated by Landlord pursuant to Sections 30 and 44 below.

   SECTION 16:    CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS

        SECTION 16.01. Any of the following occurrences is an "Event of Default" under this Lease: (i) if Tenant (regardless of the pendency of any bankruptcy, receivership, or other proceedings, which might have the effect of preventing Tenant from complying with the terms of this Lease), fails to: (a) within five (5) days after notice from Landlord make any payment of Fixed Rent or Additional Rent on the date such payment is due or (b) perform Tenant's other covenants within thirty (30) days after notice of such failure (in the case of a failure to observe a nonmonetary covenant of this Lease which cannot reasonably be cured within thirty [30] days, if Tenant fails to proceed promptly to cure the same, it being intended that the time to cure the same shall be extended as may reasonably be necessary); or (ii) if Tenant shall voluntarily file a petition in bankruptcy, or for reorganization under the United States Bankruptcy Code; or (iii) if an involuntary petition in bankruptcy is filed against Tenant that is not dismissed within sixty (60) days of the date of its filing; or (iv) if a receiver of all or substantially all the property of Tenant shall be appointed, and if such receiver is not discharged within sixty (60) days after such appointment; or (v) if the Premises shall have been left abandoned for thirty (30) consecutive days; or (vi) if the leasehold interest of Tenant in the Premises is levied upon or attached and such process is not vacated or discharged within sixty
   (60) days; or (vii) a "Chronic Default" occurs, which is defined as the occurrence of three (3) or more of any the foregoing Events of Default within any twelve (12) month period.

        SECTION 16.02. Upon an Event of Default, Landlord may give Tenant written notice of Landlord's intention to terminate this Lease on a date at least five (5) days after the effective date of such notice ("Notice Date"). On the Notice Date all right, title and interest of Tenant in this Lease shall expire unless prior to the Notice Date the defaults have been cured or waived. On the Notice Date, Tenant shall surrender possession of the Premises to Landlord, but Tenant shall remain liable as hereinafter provided, and Landlord shall have the immediate right of re-entry and possession of the Premises as if this Lease had not been made.

        SECTION 16.03. Upon a termination of this Lease, as provided herein or as permitted by law, notwithstanding any other provision of this Lease to the contrary, Landlord will be entitled to recover from Tenant (in lieu of all other claims for damages on account of the termination of the Term of this Lease), as liquidated damages, but subject to Landlord's duty to mitigate damages under law, an amount equal to the Fixed Rent and Additional Rent hereunder for the remaining Term of this Lease discounted to present value at the rate of 6% per annum. For purposes of this
   Section 16.03, the accelerated amount of Additional Rent shall be calculated based on the amount of Additional Rent that became due during the twelve (12) month period preceding the month of termination increased at the rate of four percent (4%) per annum for each remaining year (or fraction thereof) of the Lease Term.

        SECTION 16.04. As an alternative to the liquidated damages upon termination of this Lease provided in Section 16.03, Landlord may obtain actual damages from Tenant. Upon re-entry, Landlord shall have the right without notice to Tenant to repair or alter the Premises in such manner as Landlord deems advisable to put the Premises in good order and to make it rentable. Landlord shall have the right to relet the Premises or any part thereof, and Tenant agrees to pay to Landlord on demand all expenses incurred by Landlord in obtaining possession, and in altering, repairing and putting the Premises in good order and condition, and in re-letting the same, including the fees of attorneys, architects, and other experts hired by Landlord in this respect, and also all other associated expenses or commissions. Tenant further agrees to pay to Landlord upon the dates specified herein for the payment of Fixed Rent from the date of such re-entry until the expiration date of the Term of this Lease, the Fixed Rent and Additional Rent which would have been payable by Tenant hereunder upon said payment dates if Landlord had not repossessed the Premises, deducting therefrom the net amount of rents, if any, which Landlord actually receives (after deducting from the gross receipts the expenses, costs, and payments of Landlord which in accordance with the terms of this Lease would have been borne by Tenant) in the meantime from any re-letting of the Premises. The aforesaid liability of Tenant shall survive the issuance of any action to secure possession of the Premises. Nothing herein contained shall require Landlord to wait to begin such legal proceedings until the date when this Lease would have expired had there been no default by Tenant.

        SECTION 16.05. No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant or unless such termination be decreed by a court of competent jurisdiction. Tenant hereby consents to the exercise by Landlord of any and all-self help remedies available at law or in equity without Landlord resorting to any legal or judicial process, procedure or action, notwithstanding any laws in the Commonwealth of Kentucky to the contrary. If Landlord reenters the Premises, with or without judicial process, such reentry shall not be deemed a trespass, and Landlord shall have no liability to Tenant or any third party arising from such reentry.

        SECTION 16.06. All rights or remedies herein conferred upon Landlord are in addition to every other right or remedy given hereunder, or now or hereafter existing at law or in equity or by statute. Failure of Landlord to insist upon the strict performance of the provisions in this Lease shall not be a waiver thereof for the future. A receipt by Landlord of any Fixed Rent or Additional Rent with knowledge of the breach of any provision in this Lease shall not be a waiver of such breach. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing by Landlord. In addition to the other remedies provided in this Lease, Landlord is entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease and to any other remedy allowed to Landlord at law or in equity.

        SECTION 16.07. Tenant waives (i) any right under any present or future law to redeem the Premises after termination of Tenant's right of occupancy by order of any court, or after the termination of this Lease as herein provided; and (ii) the benefits of any present or future law which exempts property from liability for distress for rent.

   SECTION 17:    HAZARDOUS MATERIALS

        SECTION 17.01. The term "Hazardous Materials" means any hazardous or toxic substance, material or waste which was, is or becomes regulated, by any local government authority, the state in which the Premises is located, or the United States Government, but not including any such substance, material or waste which is on the Premises on and prior to the commencement date of this Lease (other than chemicals used in the ordinary course of Tenant's business during the Lease Term) or any such items placed on the Premises by Landlord, its agents and employees. The term "Hazardous Materials" includes, without limitation, any material or substance which is (i) asbestos; (ii) designated as a "hazardous substances" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. 1317); (iii) defined as a "hazardous waste" pursuant to
   Section 1004 of the Federal Resource Conservation and Recovery Act, 42
   U.S.C.   6901 et seq. ("RCRA"); (iv) defined as a "hazardous substance"
   pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA"); or (v) designated as a "hazardous material" pursuant to Section 1803 of the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq.

        SECTION 17.02. The term "Other Premises" means any land, improvements, vegetation, animal life, water or air (excluding the Premises), whether publicly or privately owned (and including without limitation any disposal facilities such as sewers or landfills) which have become contaminated by Hazardous Materials placed thereon by Tenant, its agents and employees. The term "Premises" includes, in addition to the real property and improvements, the airspace above the Premises, all substrata, and all groundwater located underneath the Premises.

        SECTION 17.03. The term "Material Contamination" means any unlawful contamination of the Premises or Other Premises, however caused, the remediation of which would cost, at the time such contamination is discovered, more than Five Thousand Dollars ($5,000.00) to complete. In no event, shall the preceding sentence be construed as a "deductible" with respect to Tenant's liabilities and obligations, nor be construed to limit or reduce any liability or obligation of Tenant under the terms of this Lease or applicable law if such Material Contamination occurs.

        SECTION 17.04. Tenant shall not cause or permit any Hazardous Materials to be brought upon, kept or used in, on or about the Premises except such Hazardous Materials as is or will be necessary to Tenant's business and will be transported, kept, stored, used, discharged, generated, released and disposed of in a manner that complies with all laws regulating any such Hazardous Materials.

        SECTION 17.05. Tenant shall, promptly upon knowledge thereof, advise Landlord in writing of (a) any Material Contamination of the Premises or any Other Premises; (b) any unlawful transportation, storage, use, discharge, generation, release or disposal of Hazardous Materials on, about, to or from the Premises, by Tenant, its employees and agents; (c) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted or threatened by any federal, state or local governmental agency with respect to Hazardous Materials affecting the Premises or the operations of Tenant thereon or therefrom; and (d) all claims made or threatened by any third party against Tenant or the Premises relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials brought upon, transported, kept, stored, used, generated, discharged or released or disposed of on, about, to or from the Premises or Other Premises.

        SECTION 17.06. Tenant shall be solely responsible for, and shall indemnify, defend and hold harmless Landlord, from and against any and all claims, demands, suits, judgments, liens, damages, penalties, fines, costs, expenses, liabilities or losses (including, without limitation, any decline in the fair market value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, damages arising from any adverse impact on marketing of space in the buildings or improvements constructed upon the Premises, and sums paid in settlement of all claims, attorneys' fees, consultants' fees and experts' fees) which arise out of Tenant's breach of Sections 17.04 or 17.05.

        For purposes of this Section 17.06, any decline in the fair market value of the Premises shall be calculated with reference to the date upon which such contamination of the Premises is discovered.

        This indemnification of Landlord by Tenant shall survive the expiration or prior termination of this Lease, and the costs and expenses recoverable under this indemnity shall include, without limitation, costs incurred in connection with any investigation of site conditions and any clean-up, remedial, removal or restoration work required by any federal, state or local government agency or political subdivision because of Hazardous Materials present in the buildings, soil, water or air on, under or about the Premises or any Other Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises caused or permitted by Tenant results in any contamination of the Premises or Other Premises, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and/or Other Premises to the condition existing prior to the introduction thereto of such Hazardous Material.

        SECTION 17.07. Except to the extent of Landlord's responsibilities under Section 17.09 Tenant shall initiate all activities necessary to respond to, remedy or remove Hazardous Materials located on or in the Premises within thirty (30) days after discovery thereof, or after being notified of the existence of such Hazardous Materials on the Premises; provided, however, that in the event the presence of such Hazardous Materials on, under or about the Premises caused by Tenant, its agents or employees, either poses an immediate and serious threat to the health, safety and welfare of any individual or is of such a nature that an immediate response is necessary, Tenant shall initiate appropriate remedial activities immediately. Tenant shall be fully responsible for the conduct of such response and remedial activities, which shall be accomplished as quickly as reasonably possible. Tenant shall directly contract for or perform all such actions in Tenant's own name, and shall dispose of any Hazardous Materials removed from the Property in accordance with applicable laws. Copies of all reports submitted to governmental authorities, and of all technical data, test results, expert opinions and other materials generated in connection with any contamination, response or remedial activities shall be furnished to Landlord. All remedial work shall be performed in accordance with applicable laws, both as to remedial procedures employed and as to levels or concentrations of contamination allowable thereunder.

        SECTION 17.08. Landlord may, at any reasonable time during the Term of this Lease and upon thirty (30) days notice to Tenant; or within one hundred eighty (180) days after termination of this Lease, cause to be conducted an environmental audit of the Premises or any part thereof to determine whether or not Tenant is complying with or has complied with the provisions of this Section 17. If Landlord has a reasonable basis to believe Tenant has violated this Section 17, Tenant shall pay the cost of said environmental audit. In the event of any environmental audit hereunder, Tenant agrees to provide Landlord with copies of any and all records of Tenant pertaining to Tenant's transport, use, storage, manufacture, generation, release, discharge or disposal of Hazardous Materials on, about, to or from the Premises.

        SECTION 17.09. Landlord represents to Tenant that to Landlord's actual knowledge the Premises are in compliance with all applicable environmental regulations as of the commencement of the Lease Term. Landlord shall hold Tenant harmless from any cost of environmental remediation of any contamination of the Premises (or any contamination of Other Premises arising from the migration of Hazardous Materials from the Premises) occurring prior to the commencement of the Lease Term.

        SECTION 17.10. Tenant's indemnity under this Section 17, and Tenant's other duties and responsibilities under this Section 17, shall not apply to (or impose liability on Tenant in connection with) any Hazardous Materials or other contamination occurring prior to the commencement date of this Lease, shall not apply to any Hazardous Materials on or contamination caused by an occurrence on adjacent property or any Hazardous Materials or contamination caused by Landlord, its agents or employees.

   SECTION 18:    ESTOPPEL CERTIFICATES

        SECTION 18.01. Tenant will within fifteen (15) days of notice by Landlord, deliver to Landlord a certification that this Lease is unmodified and in full force and effect (or, if there have been modifications, stating the modifications) and the dates to which the Fixed Rent and Additional Rent and other charges have been paid, and stating whether or not Landlord is in default of this Lease, and, if so, specifying such default; and also stating such reasonable information which may be requested by a mortgagee or prospective mortgagee or prospective purchaser. It is intended that any such certificate may be relied upon by any prospective purchaser or mortgagee of the Premises.

   SECTION 19:    LIMITATION OF LANDLORD'S LIABILITY

        SECTION 19.01. If Landlord sells or conveys the Premises, Landlord shall be released from any liability arising thereafter based upon any of the terms, covenants or conditions, expressed or implied, which are contained in this Lease. In such event, Tenant agrees to look solely to Landlord's successor-in-interest for any liability under this Lease. Except for the foregoing, this Lease shall not be affected by any sale or conveyance of the Premises by Landlord and Tenant agrees to attorn to Landlord's successor-in-interest.

        SECTION 19.02. Notwithstanding anything to the contrary herein provided or otherwise provided at law or in equity, there shall be absolutely no personal liability in excess of its interest in the Premises including the rents, issues and profits thereof, on the part of the Landlord or any successor-in-interest thereto (whether the same be an individual, joint venture, tenancy-in-common, firm or partnership, general, limited or otherwise) or on the part of the members of any firm, partnership or joint venture or other unincorporated entity of Landlord with respect to any of the terms, covenants or conditions of this Lease. In the event of a breach or default by Landlord, or any successor-in-interest thereof, of any of its obligations under this Lease, Tenant shall look solely to the then Landlord or such successor-in-interest of the Premises for the satisfaction of each and every remedy of Tenant, such exculpation of personal and additional liability which is in excess of such interest in the Premises is absolute and without any exception whatsoever.

   SECTION 20:  COVENANTS TO RUN WITH THE LAND

        SECTION 20.01. Each provision of this Lease shall run with the land and shall bind and inure to the benefit of the successors and assigns of Landlord and Tenant.

   SECTION 21:  SURRENDER

        SECTION 21.01. Upon the expiration or sooner termination of this Lease, Tenant shall peaceably and quietly surrender possession of the Premises to Landlord in the same condition in which the Premises was received from Landlord, ordinary wear and tear excepted, and except as set forth in Sections 24 and 25 hereof, and except for matters that are Landlord's responsibility under this Lease, and free of occupants. Tenant shall, at its sole cost and expense, have removed from the Premises all personal property and trade fixtures situated thereon which are not owned by Landlord; except as otherwise provided herein, removed all alterations and additions required by Landlord; and repaired any damage caused by such removal before surrender of possession of the Premises will be deemed to be completed. Fixed Rent and Additional Rent shall continue to be due, owing and paid until surrender is fully completed. Any property not so removed shall become the property of Landlord or at Landlord's election, may be removed by Landlord at Tenant's expense.

   SECTION 22:    NOTICES

        SECTION 22.01. All notices required by this Lease shall be in writing. All such notices shall be served personally or sent by United States registered or certified mail or air courier, postage or charge prepaid, addressed to Landlord or Tenant, as the case may be at its address set forth above, or at such other place as Tenant or Landlord may from time to time designate in a written notice to the other. Notice to Landlord shall also include a copy sent to Real Estate Department at Landlord's address. Notices may also be sent by telefax, provided a duplicate copy is sent to the addressee by certified mail. Such notices shall be deemed sufficiently served or given when telefaxed, when deposited in any U.S. Post Office, or when deposited with any overnight air courier service, but shall not be deemed effective until actual receipt by the recipient.

   SECTION 23:    SEPARABILITY

        SECTION 23.01. Each covenant and agreement of this Lease is a separate independent covenant and agreement, and the breach of any covenant or agreement shall not relieve the other party from performing each covenant and agreement in this Lease. If any provision of this Lease is unenforceable, the remainder of this Lease shall not be affected.

   SECTION 24:    DAMAGE OR DESTRUCTION

        SECTION 24.01. In case of damage or destruction by fire or other casualty to all or part of the Premises, all Fixed Rent and Additional Rent provided by this Lease shall abate (with Landlord to receive the benefits of the rent loss insurance); and Tenant, at its sole cost and expense, if insurance proceeds are made available to Tenant therefor, will promptly cause the repair, restoration and rebuilding of the Premises to the same size, design, and configuration of the Premises that existed prior to such damage or destruction, or such other improvements as Landlord may approve so that the condition of the Premises will be the same, as nearly as practical, as its condition immediately prior to such damage or destruction. The obligations of Tenant to continue to pay Fixed Rent and Additional Rent shall not be abated and except as set forth in
   Section 24.04 hereof the obligation of Tenant to repair and restore such damage or destruction of the Premises shall survive and continue despite Tenant having notified Landlord of its intent to terminate this Lease if such damage or destruction occurs any time, including but not limited to the last day of the Lease Term.

        SECTION 24.02. Subject to the rights of a mortgagee to insurance proceeds, all insurance proceeds recovered with respect to any particular casualty resulting in damage or destruction of less than $25,000.00 in the aggregate, less any cost of such recovery (such proceeds being termed "Net Proceeds"), shall be paid to Landlord and delivered to Tenant, to be applied to cost of restoration. All Net Proceeds, if any, recovered with respect to any particular casualty resulting in damage or destruction in excess of $25,000.00 shall be applied by the Landlord and Tenant to the payment of the cost of repairing, restoring and rebuilding the Premises (herein referred to as the "Work"), and shall be paid out from time to time to Tenant as the Work progresses upon the request of Tenant accompanied by a certificate of Tenant and the architect or engineer in charge of the Work stating that: (i) the sum requested has been paid by Tenant to persons who have rendered services or furnished materials for the Work, or is then due and to such persons and will be paid from the sum requested; and (ii) no part of the cost of the Work has been the basis for a previous request. Upon completion of the Work, which completion shall be evidenced by a certificate of Tenant and the architect or engineer in charge of the Work stating that the Work has been completed and that there is no outstanding indebtedness known to Tenant with respect to the Work, any balance of the Net Proceeds held by Landlord shall be retained by
   Landlord.   Tenant shall furnish to Landlord at the time of each such
   payment evidence satisfactory to Landlord that there has not been filed with respect to the Premises any vendor's, mechanic's, materialmen's, or other lien as a result of the Work which has not been discharged of record or bonded, unless Tenant has instituted proceedings to contest the validity or amount of such lien pursuant to Section 6 of this Lease. Landlord shall not be required to pay out any Net Proceeds when the Premises shall be encumbered by any such lien (unless bonding or proceedings shall have been instituted to contest the same as aforesaid) or if an Event of Default has occurred and is continuing under the Lease. The obligation of Tenant under this Section 24 to repair, restore and rebuild is not conditional upon the recovery of insurance proceeds from any insurance company. The provisions of Sections 12 and 13 of this Lease, except to the extent that such provisions are clearly inconsistent with the provisions of this Section 24, shall apply to Work required to be done under this Section 24.

        SECTION 24.03. If any Net Proceeds, which would be payable to Landlord or Tenant, are paid to any mortgagee of Landlord's interest in the Premises, said mortgagee may apply the Net Proceeds as provided by the terms of its mortgage. If said mortgagee exercises the right to apply the Net Proceeds to the reduction or pay-off of the debt secured by its mortgage, then Landlord at Landlord's sole option shall have the right (i) to provide, at its sole cost and expense, a fund of money to finance the Work that is equivalent to the amount of Net Proceeds used by the mortgagee to reduce or pay-off the mortgage debt or (ii) to terminate this Lease. If Landlord elects not to terminate, Landlord may provide such fund of money in installments to be paid as the Work progresses pursuant to the procedures for progress payments set forth in Section 24.02.

        SECTION 24.04. If the Premises is so damaged or destroyed by fire or other casualty as to be, no longer economically useful to Tenant in the conduct of its business during the last two (2) years of the Lease Term, or if it will take more than two hundred seventy (270) days to restore or repair, Tenant in lieu of repairing, restoring and rebuilding such improvements may terminate this Lease by giving not less than ninety (90) days notice of such termination to the Landlord, provided that the Net Proceeds are sufficient to restore the Premises. If the Net Proceeds are insufficient to restore the Premises as herein provided, Tenant's right to terminate this Lease shall not accrue until Tenant has provided to Landlord an amount of money equivalent to the difference between restoration costs, as reasonably determined by Landlord, and the Net Proceeds. Notice having been so given, this Lease shall terminate on the date specified in such notice, and all Net Proceeds payable as a result of such damage or destruction, shall be payable to Landlord and said mortgagee as their interests may appear.

        SECTION 24.05. If the damage or destruction occurs during the term of this Lease and the Premises is so damaged or destroyed by fire or other casualty as to be, in Landlord's sole judgment, no longer economically useful to Landlord in the conduct of its business, whatever that business may then be, Landlord may terminate this Lease by giving no less than ninety (90) days notice of such termination of Tenant. Notice having been so given, this Lease shall terminate on the date specified in such notice, and all insurance proceeds payable as a result of such damage or destruction, shall be payable to Landlord and any mortgagee as their interests may appear. If the Net Proceeds are insufficient to restore the Premises as herein provided, Tenant shall provide Landlord with an amount of money equivalent to the difference between restoration costs as determined by Landlord, and the Net Proceeds, and this obligation of Tenant shall survive the termination of this Lease.

   SECTION 25:    CONDEMNATION

        SECTION 25.01. If during the term of this Lease: (a) the whole of the Premises is taken for any public or quasi-public use, under any statute, or by right of eminent domain; or (b) if any part of the Premises is so taken, and the part not taken is insufficient for the operation of the Tenant's business at the Premises, then when possession has been taken thereunder, this Lease shall terminate, and the Fixed Rent, Additional Rent, and other items payable under this Lease shall be adjusted and paid to the time of such possession.

        If any such taking is insufficient, under the provision of this
   Section 25.01, to terminate this Lease, this Lease shall remain unaffected, except:

        A. The Fixed Rent shall be reduced by an amount equal to the square footage of the taking of constructed improvements multiplied by the Fixed Rent measured on a square footage basis immediately before the taking. Until the new Fixed Rent is determined, the Tenant shall pay Fixed Rent at the rate hereinbefore specified, and, upon such determination, an appropriate adjustment shall be made and the Tenant shall receive credit for any overpayment.

        B. The Tenant shall, promptly after such taking and at its expense, restore all the improvements located in the part of the Premises not taken to the extent practical and reasonable to the condition existing before such taking. After the completion of such restoration, the Tenant shall be reimbursed for the cost thereof from the net condemnation award, after deduction of any costs of collection, including attorneys' fees ("Net Condemnation Award").

        SECTION 25.02. Upon any taking hereunder, and except as otherwise provided herein, Landlord shall be entitled to receive the entire award for such taking. Tenant shall not be entitled to any payment based, inter alia, upon the value of its leasehold estate, the value of the unexpired term of this Lease or any renewal thereof, consequential damages to the land not so taken, or the diminution of the assemblage or plottage value of the land not so taken.

        SECTION 25.03. If the taking is for an easement or for an estate in the land less than a fee simple (other than a taking for temporary use, hereinafter mentioned), or the taking is for land only that does not unreasonably affect the use and occupation of the Premises, such taking shall not terminate this Lease and this Lease shall continue without change; provided, however, that if there shall be a payment predicated on a change in the grade of a street on which the Premises abuts, the Tenant shall be entitled, after making such change or restoration as may be necessary because of such change of grade, to reimbursement for the reasonable expense thereof to the extent of the net amount of any payment after deduction of any costs of collection, including attorneys' fees. Any part of an award for change of grade which is unexpended after such restoration shall be the property of the Landlord.

        SECTION 25.04. If permitted by law Tenant may file its own independent claim for damages against the condemning authority.

        SECTION 25.05. If a taking of all or part of the Premises is for temporary use, this Lease shall continue without change, and the Tenant shall be entitled to such award; provided that:

        A. if the temporary taking extends beyond the expiration of the Lease Term, such award shall be apportioned between Landlord and Tenant as of the date of the expiration of the term of this Lease; and

        B. the Tenant may file and prosecute any claim against the condemnor for damages, for any negligent use, waste, or injury to the Premises occurring throughout the balance of the Lease Term.

   SECTION 26: USES PROHIBITED, COMPLIANCE WITH ENVIRONMENTAL LAWS, NUISANCE AND WASTE

        SECTION 26.01. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will violate federal, state or local laws relative to air quality standards, waste disposal standards, objectionable noise or odor standards, or any other standard relating to the environment whether passed by law, executive order, or regulation. Tenant agrees that it will equip, manage and operate the Premises to comply with said requirements; and shall not create or permit nuisance or waste to exist upon the Premises.

   SECTION 27:    COMPLIANCE WITH LAWS

        SECTION 27.01. Tenant's use and occupation of the Premises, and the condition thereof, shall, at Tenant's sole cost and expense, comply fully with all covenants, conditions and restrictions binding upon the Premises and with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, the state in which the Premises are located and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements and all applicable standards of the national Board of Fire Underwriters and the National Fire Protective Association.

        SECTION 27.02. Tenant will not permit any act or condition to exist on or about the Premises which will increase any insurance rate thereon, except when such acts are required in the normal course of its business and Tenant shall pay for such increase.

        SECTION 27.03. Without limiting the generality of the other provisions of this Section, Tenant agrees that it shall be responsible for complying in all respects with the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder (collectively, the "ADA"). Tenant further agrees that any and all alterations made to the Premises during the Lease Term will comply with the requirements of the ADA. All plans for alterations which must be submitted to Landlord under the provisions of Section 17 must include a statement from a licensed Architect or Engineer certifying that they have reviewed the plans, and that the plans comply with all applicable provisions of the ADA. Any subsequent approval or consent to the plans by the Landlord shall not be deemed to be a representation of Landlord's part that the plans comply with the ADA, which obligation shall remain with Tenant. Tenant agrees that it will defend, indemnify and hold harmless Landlord and Landlord's shareholders, directors, officers, agents, attorneys and employees from and against any and all claims, demands, causes of action, suits, proceedings, liabilities, damages (including consequential and punitive damages), losses, costs and expenses, including attorneys' fees, caused by, incurred or resulting form Tenant's failure to comply with its obligations under this Section.

        SECTION 27.04. In addition to the other requirements of this Section, Tenant shall, at all times throughout the Lease Term, comply with all federal, state or local statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law now or hereafter in effect and in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial order, consent, decree or judgment, applicable to Tenant; provided, however, Tenant shall not be in default under this Section 40.04 unless Tenant's failure to comply with the foregoing covenant shall have a material adverse effect on Tenant, Landlord, the Premises or Landlord's interests in the Premises.

        SECTION 27.05. Notwithstanding the foregoing provisions, Tenant will not be responsible for any conditions or violations of law (including but not limited to the ADA) relating to the Premises existing on or prior to the date of this Lease.

   SECTION 28:    SUBORDINATION/NON-DISTURBANCE

        SECTION 28.01. This Lease is subject and subordinated at all times to the lien of all mortgages, indentures and deeds of trust which are hereafter placed against Landlord's interest in the Premises, provided that the mortgagee or beneficiary under such mortgage, indenture or deed of trust shall agree in writing that, in the event of foreclosure of same or of any such other such proceeding for the enforcement thereof, or of any sale thereunder, this Lease will not be barred, terminated, cut off or foreclosed, nor will the rights and possession of Tenant be disturbed if the Tenant is not then in default in the payment of Fixed Rent or Additional Rent beyond the applicable cure period and is not otherwise in default under this Lease beyond the applicable cure period. Tenant shall attorn to the purchaser at such foreclosure sale, sale or other action or proceeding. The foregoing subordination shall be effective without the necessity of having any further instruments executed by Tenant. Tenant shall nonetheless execute upon demand such further instruments evidencing such subordination as may be reasonably requested by Landlord, any mortgagee or beneficiary.

   SECTION 29:    TENANT ACCEPTS THE PREMISES "AS IS"

        SECTION 29.01. Tenant is fully familiar with the physical condition of the Premises and the Building, improvements, systems, fixtures and equipment thereof. Except as otherwise provided in Sections 17.09, 32 and 43 hereof, Landlord has made no representations of any nature in connection with the condition of the Premises or the Building, improvements, systems, fixtures or equipment thereon, and the Landlord shall not be liable for any latent or patent defects therein. Tenant shall be presumed to have accepted possession of the Premises under this Lease on the first day of the Lease Term, and such acceptance of possession shall be conclusive evidence that the Premises was in good and satisfactory condition when possession was accepted.

        SECTION 29.02. Tenant covenants to Landlord that all of its uses and contemplated uses of the Premises shall comply with all applicable statutes, ordinances, rules, regulations, order and requirements in effect during the Lease Term.

   SECTION 30:    FIRE PROTECTION WATER SUPPLY AND UTILITY SERVICE

        SECTION 30.01. Tenant acknowledges that the sprinkler system water supply serving the Premises is shared with Landlord's adjacent property. Landlord may at any time (and shall if required under Section 44 below) separate the premises fire protection water supply from the adjacent building so that the premises can be exclusively served from its existing fire protection water supply. Landlord hereby reserves the right to enter upon the Premises and perform such work as may be required for such purpose. Tenant shall co-operate with Landlord during such installation, which shall be provided at no cost to Tenant for the installation. Until such replacement service is provided Tenant shall maintain and keep the existing pipes and service located on the premises operational. Landlord shall maintain the portion of the system located beyond the Premises Landlord shall have no liability to Tenant for cessation or failure of service beyond Landlord's control. Tenant shall have no liability for the performance of the system beyond the Premises or any other matter affecting other property unless the same is caused by Tenant's intentional misconduct. Tenant shall have no responsibility to maintain any portion of the fire protection system after its lease on adjacent premises terminates or the space it occupies is reduced to the approximate 20,000 square feet of space as provided therein.

        SECTION 30.02. Certain utility services to the Building are also shared with Landlord's adjacent property and Landlord may at any time (and shall if required under Section 44 below) disconnect and separate those services so that the premises is exclusively served with such service. Landlord shall pay the cost of such change in the provision of service but Tenant shall continue to be responsible for the cost of its consumption of all such services. Landlord shall have no liability to Tenant for cessation or failure of service beyond Landlord's control.

   SECTION 31:    REPRESENTATIONS AND WARRANTIES OF TENANT

        SECTION 31.01. The representations and warranties of Tenant contained in this Section are being made to induce Landlord to enter into this Lease and Landlord has relied, and will continue to rely, upon such representations and warranties. Tenant represents and warrants to Landlord as follows:

        SECTION 31.02. (i) Tenant has been duly organized or formed, is validly existing and in good standing under the laws of its state of incorporation or formation and is qualified as a foreign corporation, partnership or limited liability company to do business in any jurisdiction where such qualification is required. All necessary corporate, partnership or limited liability company action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and Leases provided for herein. Tenant is not a "foreign corporation", "foreign partnership", "foreign trust" or "foreign estate", as those terms are defined in the Internal Revenue Code and the regulations promulgated thereunder.
   Tenant's United States tax identification number is correctly set forth on the signature page of this Lease; and (ii) the persons who have executed this Lease on behalf of Tenant are duly authorized to do so.

        SECTION 31.03. This Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms.

        SECTION 31.04. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant before any court, arbitrator, or administrative or governmental body which might reasonably result in an adverse effect on either the Premises or Tenant's ability to perform its obligations under this Lease.

        SECTION 31.05. Tenant is not, and the execution, delivery and performance of this Lease and the documents, instruments and Leases provided for herein will not result, in any material default under any other document, instrument or Lease to which Tenant is a party or by which Tenant, the Premises or any of Tenant's property is subject or bound, which breach or default could impair Tenant's ability to perform its obligations under this Lease.

        SECTION 31.06. Tenant intends for this Lease to be a "true lease" and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust lease, security lease or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease. The term of this Lease, including any term extensions provided for in this Lease, is less than the remaining economic life of the Premises. Tenant waives any claim or defense based upon the characterization of this Lease as anything other than a true lease, and Tenant stipulates and agrees not to challenge the validity, enforceability or characterization of the lease of the Premises as a true lease and further stipulates and agrees that nothing contained in this Lease creates or is intended to create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like. Tenant shall support the intent of the parties that the lease of the Premises pursuant to this Lease is a true lease and does not create a joint venture, partnership, equitable mortgage, trust, financing device or arrangement, security interest or the like if, and to the extent that, any challenge occurs.

   SECTION 32: LANDLORD'S REPRESENTATIONS

        SECTION 32.01. Landlord owns the Premises in fee simple subject to easements, conditions and restrictions of record, taxes and assessments not yet due and payable, legal highways, applicable zoning regulations and matters which would be disclosed by an accurate survey of the Premises.

        SECTION 32.02. To Landlord's knowledge based solely on information provided Cardinal Engineering ("Cardinal"), the Premises are zoned I-1 under the Boone County, Kentucky Zoning and Planning Regulations, and Landlord has received no notice that the Premises violate such zoning.

        SECTION 32.03. To Landlord's knowledge based solely on information received from Cardinal, the Premises has direct ingress and egress to and from Litton Lane and such street is a paved, dedicated right of way.

   SECTION 33:    TAX AND INSURANCE IMPOUND

        SECTION 33.01. Upon the occurrence of an Event of Default in the payment of taxes or insurance as required by this Lease by Tenant, Landlord may require Tenant to pay to Landlord sums which will provide an impound account (which shall not be deemed a trust fund) sufficient to pay all taxes, assessments and insurance premiums coming due during the forthcoming year. Upon such requirement, Landlord will estimate the amounts needed for such purposes and will notify Tenant to pay the same to Landlord in equal monthly installments, as nearly as practicable, in addition to all other sums due under this Lease. Should additional funds be required at any time, Tenant shall pay the same to Landlord on demand. Tenant shall advise Landlord of all taxes and insurance bills which are due and shall cooperate fully with Landlord in assuring that the same are paid. Landlord may deposit all impounded funds in accounts insured by any Federal or State agency and may commingle such funds with other funds and accounts of Landlord. Interest or other gains from such funds, if any, shall be the sole property of Landlord. In the event of any Event of Default by Tenant, Landlord may apply all impounded funds against any sums
   due from Tenant to Landlord.   Landlord shall give to Tenant an annual
   accounting showing all credits and debits to and from such impounded funds received from Tenant.

   SECTION 34:    BANKRUPTCY

        SECTION 34.01. (a) As a material inducement to Landlord executing this Lease, Tenant acknowledges and agrees that Landlord is relying upon
   (i) Tenant's timely performance of all of its obligations under this Lease notwithstanding the entry of an order for relief under the United States Bankruptcy Code, as amended, 11 U.S.C. Section 101 et seq. (The "Code") for Tenant and (ii) all defaults under the Lease being cured promptly and the Lease being assumed within sixty (60) days of any order for relief entered under the Code for Tenant, or the Lease being rejected within such sixty (60) day period and the Premises surrendered to Landlord.

        Accordingly, in consideration of the mutual covenants contained in this Lease and for other good and valuable consideration, Tenant hereby agrees that:

        (i) All obligations that accrue under this Lease (including the obligation to pay rent), from and after the date that an action is commenced under the Code ("Action") shall be timely performed exactly as provided in this Lease and any failure to so perform shall be harmful and prejudicial to Landlord;

        (ii) Any and all rents that accrue from and after the date that an Action is commenced and that are not paid as required by this Lease shall, in the amount of such rents, constitute administrative expense claims allowable under the Code with priority of payment at least equal to that of any other actual and necessary expenses incurred after the commencement of the Action;

        (iii) Any extension of the time period within which the Tenant may assume or reject the Lease without an obligation to cause all obligations under the Lease to be performed as and when required under the Lease shall be harmful and prejudicial to Landlord;

        (iv) Any time period designated as the period within which the Tenant must cure all defaults and compensate Landlord for all pecuniary losses which extends beyond the date of assumption of the Lease shall be harmful and prejudicial to Landlord;

        (v) Any assignment of the Lease must result in all terms and conditions of the Lease being assumed by the assignee without alteration or amendment, and any assignment which results in an amendment or alteration of the terms and conditions of the Lease without the express written consent of Landlord shall be harmful and prejudicial to Landlord;

        (vi) Any proposed assignment of the Lease to an assignee that does not possess financial condition equal to or better than the financial condition of Tenant shall be harmful and prejudicial to Landlord;

        (vii) The rejection (or deemed rejection) of the Lease for any reason whatsoever shall constitute cause for immediate relief from the automatic stay provisions of the Code, and Tenant stipulates that such automatic stay shall be lifted immediately and possession of the Premises will be delivered to Landlord immediately without the necessity of any further action by Landlord.

        SECTION 34.02. No provision of this Lease shall be deemed a waiver of Landlord's rights or remedies under the Code or applicable law to oppose any assumption and/or assignment of this Lease, to require timely performance of Tenant's obligations under this Lease, or to regain possession of the Premises as a result of the failure of Tenant to comply with the terms and conditions of this Lease or the Code.

        SECTION 34.03. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as such, shall constitute "rent" for the purposes of the Code.

        SECTION 34.04. For purposes of this Section addressing the rights and obligations of Landlord and Tenant in the event that an Action is commenced, the term "Tenant' shall include Tenant's successor in bankruptcy, whether a trustee, Tenant as debtor in possession or other responsible person.

   SECTION 35:    ATTORNEYS' FEES

        SECTION 35.01. In the event of any judicial or other adversarial proceeding between the parties concerning this Lease, to the extent permitted by law, the prevailing party shall be entitled to recover all of its reasonable attorneys' fees and other costs in addition to any other relief to which it may be entitled. In addition, Landlord shall, upon demand, be entitled to all attorneys' fees and all other costs incurred in the preparation and service of any notice or demand hereunder, whether or not a legal action is subsequently commenced. References in this Lease to the attorneys' fees and/or costs of either Landlord or Tenant shall mean both the fees and costs of independent counsel retained by such party with respect to the matter and the reasonable fees and costs of such party's in-house counsel incurred in connection with the matter.

   SECTION 36:    FORCE MAJEURE

        SECTION 36.01. Any prevention, delay or stoppage due to strikes, lockouts, acts of God, enemy or hostile governmental action, civil commotion, fire or other casualty beyond the control of the party obligated to perform shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except the obligations imposed with regard to rental and other monies to be paid by Tenant pursuant to this Lease.

   SECTION 37:  LANDLORD'S LIEN/SECURITY INTEREST  Intentionally Deleted

   SECTION 38:    HOLDING OVER

        SECTION 38.01. If Tenant remains in possession of the Premises, with Landlord's consent after the expiration of the term of this Lease, it shall be deemed to be a tenant from month-to-month at two (2) times the monthly rental rate last in effect during the last month of the expired term, and governed in all other things, except as to the duration of the term, by the provisions of the Lease. Either party may terminate such tenancy by giving the other at least thirty (30) days prior written notice of such party's intent to terminate.

   SECTION 39:  CAPTIONS

        SECTION 39.01. The captions herein are inserted only as a matter of convenience for reference and in no way define, limit or describe the scope of this Lease nor the intent of any of its provisions.

   SECTION 40:  RECORDING

        SECTION 40.01. This Lease shall not be recorded, but Landlord and Tenant agree to execute a short form of this Lease at the request of either party, in recordable form, which shall thereafter be recorded.

   SECTION 41:   REAL ESTATE BROKER, FINDER

        SECTION 41.01. Each party represents that it has not had dealings with any real estate broker, finder, or other person, with respect to this Lease in any manner. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party dealt.

   SECTION 42:    EASEMENTS

        SECTION 42.01. During the Lease Term Landlord shall have the right upon reasonable notice to Tenant to grant utility easements on, over, under and above the Premises without the prior consent of Tenant, provided that such easements will not materially interfere with Tenant's use of the Premises.

        SECTION 42.02. Tenant's driveway along the southerly boundary of the Premises is partly upon an easement of Tenant on the property adjacent to that boundary and is partly subject to an easement to the adjacent property. Tenant shall be responsible for fifty percent (50%) of the cost of maintenance and repairs to the driveway unless the repair is necessary as a result of the actions of Tenant, its contractors, employees, vendors, or visitors in which case Tenant shall be responsible for the entire cost of repair.

   SECTION 43:  ADDITIONAL LANDLORD REPRESENTATIONS AND WARRANTIES

        SECTION 43.01. Landlord by separate agreement has sold its former business on the Premises to Tenant and made certain warranties to Tenant in connection with that sale. Certain of those warranties are listed in Exhibit B attached hereto and hereby made a part hereof. To the extent any of those warranties affect the Premises they will supersede any condition of the Lease which is in conflict with a condition or conditions of Exhibit B. As used in such Exhibit B, the term "Company" shall mean Landlord; the term "Business" shall mean the business operations on the Premises; the terms "Facilities," "Purchased Assets" and "Real Property" shall mean the Premises; and other capitalized terms shall have the meanings as set forth in such separate agreement. This Exhibit B shall be enforceable against Western Atlas Inc. and shall be a personal responsibility of Western Atlas Inc. but shall not be enforceable against a successor Landlord of the Premises after a sale thereof.

   SECTION 44:  FIRE PROTECTION WATER AND UTILITIES SEPARATION

        SECTION 44.01. Notwithstanding anything to the contrary in Section 15 and 30 hereof, Landlord shall, if Tenant ceases to lease and occupy the property adjacent to the Premises known as 2200 Litton Lane, separate the fire protection water supply from the adjacent building so that the Premises is exclusively served by its existing service within a reasonable period of time after Tenant vacates the adjacent building. Landlord shall also separate any utilities which serve the Premises and the adjacent property so that the Premises is exclusively served and metered by any utility serving the Premises within a reasonable period of time after Tenant vacates the adjacent building. Landlord shall be responsible for the cost of completing the separations. Tenant shall grant Landlord and it's contractors and vendors access for performing the necessary planning and work as well as any follow up attention which may be necessary.

   SECTION 45:    WAIVER OF JURY TRIAL

        SECTION 45.01. LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

   SECTION 46:  DECLARATION OF GOVERNING LAW

        SECTION 46.01. The Lease shall be governed in accordance with the laws of the Commonwealth of Kentucky.

   SECTION 47:  EXTENSION

        SECTION 47.01. At any time by giving written notice to Landlord prior to twelve months before the expiration of this Lease Tenant may extend the Term of the Lease one time for an additional 120 months. The extension shall be on the same terms and conditions of the Lease except Term and Fixed Rent. Fixed Rent during the extended period shall be at the then prevailing market rate for similar buildings in the same market area. The market rate shall be based on buildings the size of the Premises at the commencement of the Lease and shall expressly exclude the value or existence of any additions, improvements or alterations of the Premises made by Tenant. If the Landlord and Tenant cannot agree on the prevailing market rate, they shall jointly retain a professional appraiser to perform research and determine the then prevailing market rate. If Landlord and Tenant cannot agree on an appraiser 60 days before the expiration of the Lease, they shall ask the American Institute of Appraisers or it's successor organization to immediately select an appraiser to determine the then prevailing market rate. Landlord and Tenant shall each pay one-half of the cost of the appraiser. Time is of the essence with regard to Tenant giving notice to Landlord.

   SECTION 48:  RIGHT OF FIRST OPPORTUNITY

        SECTION 48.01. Landlord hereby grants to Tenant the right of first opportunity to purchase the Premises. If Landlord intends to sell the Premises at any time during the Lease Term, Landlord will give Tenant written notice thereof and of the terms and conditions on which Landlord will sell the Premises. Tenant shall have a period of thirty (30) days to submit an offer to purchase the Premises containing terms and conditions upon which Tenant desires to purchase the Premises, and during such thirty
   (30) day period, Landlord will not enter into an agreement with any other person or entity relating to the sale or transfer of the Premises. If Tenant fails to submit an offer within such thirty (30) day period or if Landlord and Tenant cannot agree on the terms of the sale after submission of an offer by Tenant, this right of first opportunity shall cease.

   SECTION 49:  ENTIRE AGREEMENT

        SECTION 49.01 - This Lease is the entire agreement of the parties hereto with respect to the matters covered by this Lease, and no other agreement, statement, or promise made by any party or to any employee, officer, or agent of any party shall be valid, unless subsequently agreed to in writing.


        IN WITNESS WHEREOF, Landlord and Tenant have respectively caused this Lease to be executed as of the date set forth above.

          Landlord:                          Tenant:

          WESTERN ATLAS INC.                 HK SYSTEMS, INC.


                                             By: /s/ John R. Kuhnmuench, Jr.
          By: /s/ Theodore S. Eagle          Its: Vice President
          Its: Authorized Representatives


   STATE OF WISCONSIN       )
                            ) SS:
   COUNTY OF MILWAUKEE )

        This instrument was acknowledged before me this 15th day of November, 1996 by Theodore S. Eagle, Authorized Representative of Western Atlas Inc., a Delaware corporation, on behalf of the corporation.



                                      /s/ Thomas L. Stricker, Jr.
                                      Notary Public
                                      My commission expires:

   STATE OF WISCONSIN       )
                            ) SS:
   COUNTY OF MILWAUKEE )

        This instrument was acknowledged before me this 15th day of November, 1996 by John R. Kuhnmuench, Jr., Vice President of HK Systems, Inc., a Wisconsin corporation, on behalf of the corporation.



                                      /s/ Thomas L. Stricker, Jr.
                                      Notary Public
                                      My commission expires: